Exhibit 10.4

International Business Machines Corporation (“IBM”)

Stock Option Award Agreement

Under the IBM 1999 Long-Term Performance Plan (the “Plan”)

Identification	Name: Sample Home Country & Employee ID: United States (USA) SAMP

Purpose

The purpose of this grant is to retain selected executives and employees whose skills and talents are important to IBM’s operations and to align their interests with those of IBM’s stockholders.  You recognize that these options represent a potentially significant benefit to you and are granted for the purposes stated here.

Grant	Date of Grant: xx Price Per Share: xx Nonqualified Stock Options (NQSOs): xx

Vesting and Term	Options become exercisable in 4 equal installments on the first 4 anniversaries of the date of grant.

Options expire 10 years from the date of grant, subject to earlier termination under Sections 12 and 13 of the Plan and as set forth below.

Death, Disability, Termination of Employment	Death or Disability:

In the event of your death, all Options shall become fully exercisable and remain exercisable for their full term.  In the event you become disabled (as described in Section 12 of the Plan), while employed by the Company or its subsidiaries or affiliates, any unvested Options shall continue to vest as if you were fully employed.

Termination of Employment

If your employment terminates for any reason (other than for cause):

any options that are not exercisable as of the date your employment terminates shall be canceled immediately, and any options that are exercisable as of the date your employment terminates will remain exercisable for 90 days after the date of termination, after which any unexercised options are canceled; provided, however, that if you are an executive when your employment with IBM terminates (other than for cause) after age 55 with at least 15 years of IBM service at the time of termination, any options that are exercisable as of the date your employment terminates shall remain exercisable for the full term as set forth above.

If your employment terminates for cause, all options are canceled immediately.

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Cancellation and Rescission

You understand that IBM may cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this award in accordance with the terms of the Plan, including, without limitation, canceling or rescinding this award if you render services for a competitor prior to, or during the Rescission Period.  You understand that the Rescission Period that has been established is 12 months.

All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of the Plan and this Agreement (including the provisions relating to death, disability and termination of employment) shall be made in IBM’s sole discretion.  Determinations made under this Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

You agree that the cancellation and rescission provisions of the Plan and this Agreement are reasonable and agree not to challenge the reasonableness of such provisions, even where forfeiture of options is the penalty for violation.

Non-Solicitation

In consideration of this award, you agree that during your employment with IBM and for one year following the termination of your employment for any reason, you will not directly or indirectly:  a) hire, solicit or make an offer to any employee of the Company (as defined in the Plan) to be employed or perform services outside of the Company; or b) solicit, for competitive business purposes, any customer of the Company with which you were involved as part of your job responsibilities during the last year of your employment with IBM.  By accepting this award, you acknowledge that IBM would suffer irreparable harm if you fail to comply with the foregoing, and that IBM would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.

Jurisdiction, Governing Law, Expenses and Taxes

You submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve all issues that may arise out of or relate to this Agreement.
This Agreement shall be governed by the laws of the State of New York, without regard to conflicts or choice of law rules or principles.

If you or IBM bring an action to enforce this Agreement and IBM prevails, you will pay all costs and expenses incurred by IBM in connection with that action and in connection with collection, including reasonable attorneys’ fees.

If IBM, in its sole discretion, determines that it has incurred or will incur any obligation to withhold taxes as a result of this award, IBM may withhold the number of shares that it determines is required to satisfy such liability and, to the extent that such amounts are not withheld, you will pay to IBM any amount demanded by IBM for the purpose of satisfying such liability.

Miscellaneous

In consideration of this option grant, you agree (i) to comply with the terms of the Plan and this Agreement, including those provisions relating to cancellation and rescission of awards and (ii) that by your acceptance of this award, all awards and options previously granted to you under the Plan or prior IBM plans are subject to the terms set forth above under “Cancellation and Rescission” and “Jurisdiction, Governing Law, Expenses and Taxes.” The Company may alter, amend or terminate this Agreement without your consent, upon written notice to you.

By accepting this award, you acknowledge having received and read the Plan, and you consent to receiving information and materials in connection with this award or any subsequent awards under the Company’s long term performance plans, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.  This Agreement and the Plan, which is incorporated herein by reference, constitute the entire agreement between you and IBM regarding the terms and conditions of this Award.

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	International Business Machines Corporation (“IBM”)

	Long-Term Incentive Program Award Agreement

	Under the IBM 1999 Long-Term Performance Plan (the “Plan”).

Identification	Name: Sample Home Country & Employee ID: United States (USA) SAMP

Purpose

The purpose of this award is to retain members of IBM’s senior leadership team. You recognize that these Performance Stock Units (PSUs) represent a potentially significant benefit to you and are awarded for the purposes stated here.

Award	Date of award: xx Number of PSUs awarded: xx

Vesting

You can earn the PSUs awarded based on IBM’s performance in achieving cumulative business targets of earnings-per-share and cash flow, weighted 80/20 respectively, over a 3-year period beginning xx/xx/xxxx and ending xx/xx/xxxx (“Performance Period”).  Performance against each of the targets will be subject to separate payout calculations according to the following table:

	% of Target	<70%	70%	80%	90%	100%	110%	>120%
	% of PSU’s earned	0%	25%	50%	75%	100%	125%	150%

Payout of award

After the end of the Performance Period, IBM shall either (a) deliver to you a number of shares of the Company’s Capital Stock equal to the number of your earned PSUs, or (b) make a cash payment to you equal to the value of your earned PSUs at the end of the Performance Period, in either case, net of any applicable tax withholding, and the respective PSUs shall thereafter be canceled.  If paid in cash, the value of each PSU at the end of the Performance Period shall be equal to the average closing price, as reported on the New York Stock Exchange (“NYSE”), of one share of IBM common stock for the month of January following the end of the Performance Period.

	All payouts under this award are subject to the provisions of the Plan and this Agreement relating to the cancellation and rescission of awards.

Ceasing to be an active, full-time employee or Senior Leadership Team member	Death or Disability:

In the event of your death or if you become disabled (as described in Section 12 of the Plan), all PSUs shall be prorated and the reduced number of PSUs will be earned based on IBM performance over the entire Performance Period.

	Other:

	If you cease to be an active, full-time employee for any other reason before the payout of the PSUs, all PSUs are canceled immediately.

If you remain an active, full-time employee but cease to be a member of the IBM Senior Leadership Team (“SLT”) before the payout of the PSUs but after your completion of at least one year as an SLT member during the Performance Period, the total number of PSUs under this award will be prorated for the number of months completed as an SLT member during the Performance Period.  The prorated number of PSUs will be paid out on schedule as outlined above.  If you have not completed at least one year as an SLT member during the Performance Period, the PSUs under this award will be canceled immediately.

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Cancellation and Rescission

You understand that IBM may cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this award in accordance with the terms of the Plan, including, without limitation, canceling or rescinding this award if you render services for a competitor prior to, or during the Rescission Period.  You understand that the Rescission Period that has been established is 12 months.

All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of the Plan and this Agreement (including the provisions relating to death, disability and termination of employment) shall be made in IBM’s sole discretion.  Determinations made under this Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

You agree that the cancellation and rescission provisions of the Plan and this Agreement are reasonable and agree not to challenge the reasonableness of such provisions, even where forfeiture is the penalty for violation.

Non-Solicitation

In consideration of this award, you agree that during your employment with IBM and for one year following the termination of your employment for any reason, you will not directly or indirectly:  a) hire, solicit or make an offer to any employee of the Company (as defined in the Plan) to be employed or perform services outside of the Company; or b) solicit, for competitive business purposes, any customer of the Company with which you were involved as part of your job responsibilities during the last year of your employment with IBM.  By accepting this award, you acknowledge that IBM would suffer irreparable harm if you fail to comply with the foregoing, and that IBM would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.

Jurisdiction, Governing Law, Expenses and Taxes

You submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve all issues that may arise out of or relate to this Agreement.
This Agreement shall be governed by the laws of the State of New York, without regard to conflicts or choice of law rules or principles.

If you or IBM bring an action to enforce this Agreement and IBM prevails, you will pay all costs and expenses incurred by IBM in connection with that action and in connection with collection, including reasonable attorneys’ fees.

If IBM, in its sole discretion, determines that it has incurred or will incur any obligation to withhold taxes as a result of this award, IBM may deduct from the amount payable to you hereunder any amount  necessary to satisfy such liability and, to the extent that such amounts are not withheld, you will pay to IBM any amount demanded by IBM for the purpose of satisfying such liability.

Miscellaneous

In consideration of this award, you agree (i) to comply with the terms of the Plan and this Agreement, including those provisions relating to cancellation and rescission of awards and (ii) that by your acceptance of this award, all awards and options previously granted to you under the Plan or prior IBM plans are subject to the terms set forth above under “Cancellation and Rescission” and “Jurisdiction, Governing Law, Expenses and Taxes.” The Company may alter, amend or terminate this Agreement without your consent, upon written notice to you.

By accepting this award, you acknowledge having received and read the Plan, and you consent to receiving information and materials in connection with this award or any subsequent awards under the Company’s long term performance plans, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.  This Agreement and the Plan, which is incorporated herein by reference, constitute the entire agreement between you and IBM regarding the terms and conditions of this Award.

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International Business Machines Corporation (“IBM” or the “Company”), Armonk, New York 10504

Restricted Stock Unit and Stock Option Award Agreement

Under the IBM 1999 Long-Term Performance Plan (the “Plan”).

Identification	Name: Sample Home Country & Employee ID: United States (USA) SAMP

Grant	Under Sections 6 (a) and (c) of the 1999 Long-Term Performance Plan (the “Plan”), as of xx/xx/xxxx (the “Award Date”) the Company has awarded to you the following:

Restricted Stock Units (“RSUs”): xx Stock Options (“Options”): xx
Price Per Share: xx

All of the terms, conditions and other provisions of the Plan are incorporated by reference herein.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.  If there is any conflict between the provisions of this document and provisions of the Plan, the provisions of the Plan govern.  By accepting the grant of the RSUs and Options, you agree to be bound by all the terms and provisions of the Plan (as presently in effect or later amended), rules and regulations under the Plan adopted from time to time, and decisions and determinations made from time to time by the Committee, the Chief Executive Officer or other senior officer designated by the Committee.

Restricted Stock Units (RSUs)

The RSUs awarded under this Agreement will vest 100% on the fourth anniversary of the Award Date (“Vesting Date”).  Provided that you are still employed by the Company or a subsidiary of the Company on the Vesting Date, the Company shall, as soon as practicable following the Vesting Date, either (a) deliver to you a number of shares of the Company’s Capital Stock equal to the aggregate number of RSUs which became vested on the Vesting Date or (b) make a cash payment to you equal to the Fair Market Value on the Vesting Date multiplied by the number of RSUs which became vested on the Vesting Date, in either case, net of any applicable withholding tax requirements, and the respective RSUs shall thereafter be canceled.  Fair Market Value will be calculated in your home country currency at the exchange rate as reported in the Wall Street Journal, New York edition published on the business day immediately preceding the payment date.  RSUs are not shares of IBM Capital Stock and do not convey any stockholder rights.

In the event your employment with the Company or its subsidiary or affiliate terminates prior to the Vesting Date, all then unvested RSUs under this Agreement shall be canceled; provided, however, if you are an executive when your employment terminates (other than for Cause) after you have attained age 55, completed at least 15 years of service with IBM at the time of termination, and completed at least one year of active service during the period between the Award Date and the Vesting Date, the total number of RSUs under this award will be prorated for the number of months completed as an active employee during the Vesting Period.  The prorated number of RSUs will be paid as soon as is practicable following the termination of employment in cash or stock as set forth above.

RSU Award - Dividend Equivalents

Prior to the Vesting Date, the Company shall cause to be paid to you an amount equal to the dividend paid on one share of IBM Capital Stock whenever such actual dividends are paid to IBM stockholders for each RSU awarded (but not yet vested) hereunder, provided that the respective RSUs have been awarded as of the dividend record date.

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Stock Option Award - Vesting and Term

Your Options have an exercise price per share of $xx.xx (the “Option Price”).  The Options will become exercisable 25% on the first anniversary of the Award Date and 25% on each successive anniversary of the Award Date, with 100% becoming exercisable after four years (each such date an “Option Vesting Date”).  Subject to earlier termination pursuant to sections “Stock Option Award - Termination of Employment” and “Cancellation and Rescission” below, the Option shall expire on the close of business on the tenth anniversary of the Award Date (the “Stated Expiration Date”).

Stock Option Award - Termination of Employment

In the event that your employment terminates prior to the applicable Option Vesting Date for any reason, all Options granted under this agreement which are not exercisable as of the date of such termination of employment shall be canceled immediately.

Any Options which are exercisable as of the date of your termination of employment will remain exercisable for a period of 90 days (but in no event past the Stated Expiration Date) after the date of such termination, and shall expire at the end of such period; provided, however, if you are an executive when your employment terminates (other than for Cause) after you have attained age 55 and completed at least 15 years of service with IBM, any Options which are exercisable as of the date of your termination of employment shall remain exercisable until the Stated Expiration Date.

Notwithstanding anything herein to the contrary, if your employment is terminated for Cause, all Options, whether or not exercisable will be canceled immediately.

Death and Disability	In the event of your death, any unvested RSUs then outstanding hereunder shall vest immediately and all Options shall become fully exercisable and remain exercisable for their full term.

In the event you become disabled (as described in Section 12 of the Plan), while employed by the Company or its subsidiaries or affiliates, any unvested RSUs and Options shall continue to vest as if you were fully employed.

Cancellation and Rescission

You understand that IBM may cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this award in accordance with the terms of the Plan, including, without limitation, canceling or rescinding this award if you render services for a competitor prior to, or during the Rescission Period.  You understand that the Rescission Period that has been established is 12 months.

All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of the Plan and this Agreement (including the provisions relating to death, disability and termination of employment) shall be made in IBM’s sole discretion.  Determinations made under this Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

You agree that the cancellation and rescission provisions of the Plan and this Agreement are reasonable and agree not to challenge the reasonableness of such provisions, even where forfeiture is the penalty for violation.

Jurisdiction, Governing Law, Expenses and Taxes	You submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve all issues that may arise out of or relate to this Agreement.

This Agreement shall be governed by the laws of the State of New York, without regard to any conflicts or choice of law rules or principles.

If you or the Company bring an action to enforce this Agreement and the Company prevails, you will pay all costs and expenses incurred by the Company in connection with that action and in connection with collections, including reasonable attorneys’ fees.

If the Company, in its sole discretion, determines that it has incurred or will incur any obligation to withhold any taxes as a result of this award, the Company will (a) deduct from the Cash value of the RSUs payable to you any amount necessary to satisfy such liability and/or (b) withhold the number of shares that it determines is required to satisfy such liability.  To the extent that the Company does not withhold such amounts or shares, you will, upon demand therefore by the Company, pay to the Company any amount demanded for the purpose of satisfying such liability.

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Non-Solicitation

In consideration of this award, you agree that during your employment with IBM and for one year following the termination of your employment for any reason, you will not directly or indirectly:  a) hire, solicit or make an offer to any employee of the Company (as defined in the Plan) to be employed or perform services outside of the Company; or b) solicit, for competitive business purposes, any customer of the Company with which you were involved as part of your job responsibilities during the last year of your employment with IBM.  By accepting this award, you acknowledge that IBM would suffer irreparable harm if you fail to comply with the foregoing, and that IBM would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.

Miscellaneous	This award shall not be considered part of your annual compensation for purposes of calculating benefits under any IBM plan or program.

In consideration of this award of options and RSUs, you agree (i) to comply with the terms of the Plan and this Agreement, including those provisions relating to cancellation and rescission of awards and (ii) that by your acceptance of this award,  all awards and options previously granted to you under the Plan or prior IBM plans are subject to the terms set forth above under “Cancellation and Rescission” and “Jurisdiction, Governing Law, Expenses and Taxes.” The Company may alter, amend or terminate this Agreement without your consent, upon written notice to you.

By accepting this award, you acknowledge having received and read the Plan, and you consent to receiving information and materials in connection with this award or any subsequent awards under the Company’s long term performance plans, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.  This Agreement and the Plan, which is incorporated herein by reference, constitute the entire agreement between you and IBM regarding the terms and conditions of this Award.

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